UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2022

_________________________________________________________
Barings Private Credit Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-01397	86-3780522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
N/A
(Former name or former address, if changed since last report.)
_________________________________________________________
Securities registered pursuant to Section 12(b) of the Act: None.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sales of Equity Securities.
As of March 1, 2022, Barings Private Credit Corporation (the “Company”) sold 79,702.495 unregistered shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (with the final number of shares issued being determined on March 21, 2022) pursuant to subscription agreements entered into with the participating investors for aggregate consideration of approximately $1.7 million.
The offer and sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder (the “Private Offering”). The Company relied, in part, upon representations from the participating investors that the investors are “accredited investors” as defined in Regulation D under the Securities Act.
Item 8.01.    Other Events.
Net Asset Value
The net asset value per share of the Common Stock as of February 28, 2022 is $20.84.
Status of Offering
The Company is currently conducting the Private Offering on a continuous basis for up to $2.0 billion in shares of Common Stock. As of the date hereof, the Company has issued an aggregate of 40,707,632 shares of Common Stock in the Private Offering for total consideration of $822.7 million. The Company intends to continue selling shares of Common Stock in the Private Offering on a monthly basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings Private Credit Corporation

Date: March 21, 2022	By:	/s/ Jonathan A. Landsberg
Jonathan A. Landsberg
Chief Financial Officer